N E W S R E L E A S E
(For Immediate Release)

UNITEDHEALTH GROUP REPORTS SECOND QUARTER 2021 RESULTS

•Revenues of $71.3 Billion Grew 15%, with Well-Diversified Growth at Optum and UnitedHealthcare
•Earnings from Operations were $6.0 Billion
•Cash Flows from Operations reached $5.5 Billion or 1.3x Net Income
•Net Earnings were $4.46 Per Share and Adjusted Earnings were $4.70 Per Share

MINNETONKA, Minn. (July 15, 2021) – Strong and diversified growth continued across UnitedHealth Group (NYSE: UNH) in the second quarter 2021.
“The compassion, dedication and ongoing efforts of our 330,000 colleagues to advance peoples’ health and health system performance reinforces our confidence in delivering strongly on our strategies for those we serve and continuing to grow well into the future,” said Andrew Witty, chief executive officer of UnitedHealth Group.
Based upon first half 2021 performance, the Company increased its full year net earnings outlook to $17.35 to $17.85 per share and adjusted earnings to $18.30 to $18.80 per share. The outlook continues to include approximately $1.80 per share in potential net unfavorable COVID-19 effects. UnitedHealth Group is focused on helping people access the care they need, including vaccinations, and expects a continued rise in provision of care in the second half of this year. COVID-19 effects include testing and treatment costs; the residual impact of people having deferred care in 2020; and unemployment and other economy-driven factors.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2021	2020	2021
Revenues	$71.3 billion	$62.1 billion	$70.2 billion
Earnings from Operations	$6.0 billion	$9.2 billion	$6.7 billion
Net Margin	6.0%	10.7%	6.9%

•UnitedHealth Group’s second quarter 2021 revenues of $71.3 billion grew 14.8% year-over-year, reflecting well-diversified growth across the enterprise, including double-digit percentage growth at both Optum and UnitedHealthcare.
•Earnings from operations in the second quarter 2021 were $6.0 billion and adjusted earnings were $4.70 per share, with the year-over-year comparisons reflecting the broad-based deferral of care during the second quarter 2020 due to the pandemic.
•Cash flows from operations in second quarter 2021 were $5.5 billion, or 1.3 times net income.
•The second quarter 2021 medical care ratio of 82.8% compared to 70.2% last year, with the variance due to second quarter 2020 COVID-19 effects. Favorable medical reserve development was $500 million in the quarter compared to $1.0 billion in the first quarter 2021 and $1.4 billion in the second quarter last year. Days claims payable of 49.1 days compared to 49.8 days in the first quarter 2021 and 50.4 days in the second quarter 2020.
•The second quarter 2021 operating cost ratio of 14.5% decreased from 16.1% in second quarter 2020. Factors contributing to the decline include the repeal of the health insurance tax, broad-based 2020 investments to support people and health systems, the revenue-related effects of the pandemic, and continued productivity advances, partially offset by business mix and investments.
•The Company returned $1.4 billion to shareholders in the second quarter via dividends, following a 16% increase in June 2021. In the quarter, 3.2 million shares were repurchased for $1.2 billion, bringing year-to-date repurchases to 7.9 million shares for $2.9 billion.
•Return on equity of 25.2% in the quarter reflected the Company’s strong and diverse earnings profile and efficient capital base. Debt to total capital was 40.1% at quarter end.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2021	2020	2021
Revenues	$55.5 billion	$49.1 billion	$55.1 billion
Earnings from Operations	$3.1 billion	$7.0 billion	$4.1 billion
Operating Margin	5.6%	14.3%	7.5%

•UnitedHealthcare second quarter 2021 revenues grew by $6.4 billion or 13.0% to $55.5 billion compared to last year.
•Strong growth in UnitedHealthcare’s community and senior offerings resulted from expansion in people served. Since the end of 2020, total people served by UnitedHealthcare grew by nearly 1.2 million, including 150,000 in the second quarter 2021.
•Second quarter 2021 operating earnings were $3.1 billion compared to $7.0 billion last year, reflecting strong revenue growth, more than offset by pandemic driven deferral of care last year.
•Growth highlights include: continued strong membership growth during the first half this year in individual Medicare Advantage, Group Medicare Advantage and Dual Special Needs Plans; Medicaid contract awards in Hawaii and Ohio, as well as a strong pipeline of potential new and renewing awards during the remainder of 2021; and further expansion of innovative commercial benefit products and capabilities such as our care provider-aligned and consumer-centric products, and continued outlook for strong specialty benefits growth.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2021	2020	2021
Revenues	$38.3 billion	$32.7 billion	$36.4 billion
Earnings from Operations	$2.9 billion	$2.2 billion	$2.6 billion
Operating Margin	7.5%	6.8%	7.2%

•Optum second quarter revenues of $38.3 billion grew 17.2% and operating earnings of $2.9 billion grew 29.1%, with each of the three Optum businesses contributing double-digit operating earnings growth.
•OptumHealth served 99 million people at the end of second quarter 2021 compared to 97 million a year ago, and revenue per consumer served increased 43% year-over-year. This continues the expansion of people served in value-based care arrangements, growth in affiliated physicians and build-out of local market care delivery services including in-home, clinic-based and outpatient services, all on a multi-payer basis.
•OptumInsight’s revenue backlog increased by $1.9 billion or 10% compared to the second quarter 2020 to $21.3 billion, driven by growth in comprehensive managed services. OptumInsight continues to advance initiatives to help health systems scale essential capabilities through the deployment of advanced technology, innovative talent and labor models and progressive approaches to productivity enhancements. This includes a significant new client relationship with Bassett Healthcare Network to help them improve clinical and operational performance.
•OptumRx adjusted scripts in the quarter were 342 million, growth of 8% compared to last year and 4% from the first quarter 2021, as the provision of care has continued to recover over the last year.
•Growth highlights include: continued expansion of Optum Care’s integrated care delivery networks and growth serving people in their homes; OptumInsight new business wins and continued pipeline expansion in comprehensive managed services, including revenue management, information technology, data analytics and payment integrity; and OptumRx’s continued diversification and growth of pharmacy care services, highlighted by specialty pharmacy, infusion services, community-based behavioral health pharmacies and e-commerce.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: Optum, which provides information and technology-enabled health services; and UnitedHealthcare, which provides health care coverage and benefits services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through July 29, 2021. The conference call replay can also be accessed by dialing 1-888-203-1112, Conference Code: 6765563. This earnings release and the Form 8-K dated July 15, 2021 can also be accessed from the Investor Relations page of the Company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures; changes in or challenges to our public sector contract awards; our ability to contract on competitive terms with physicians, hospitals and other service providers; failure to attract, develop, retain, and manage the succession of key employees and executives; the impact of potential changes in tax laws and regulations (including any increase in the U.S. income tax rate applicable to corporations); failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.
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Investors:	Brett Manderfeld	Media:	Matt Stearns
	Senior Vice President		Senior Vice President
	952-936-7216		202-276-0085

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended June 30, 2021

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Premiums	$56,233	$49,394	$111,719	$100,034
Products	8,433	8,247	16,773	16,678
Services	6,099	4,156	12,017	9,141
Investment and other income	556	341	1,008	706
Total revenues	71,321	62,138	141,517	126,559
Operating costs
Medical costs	46,546	34,678	91,450	75,678
Operating costs	10,359	10,001	20,582	20,016
Cost of products sold	7,660	7,501	15,232	15,188
Depreciation and amortization	778	717	1,536	1,440
Total operating costs	65,343	52,897	128,800	112,322
Earnings from operations	5,978	9,241	12,717	14,237
Interest expense	(410)	(430)	(807)	(867)
Earnings before income taxes	5,568	8,811	11,910	13,370
Provision for income taxes	(1,196)	(2,115)	(2,560)	(3,209)
Net earnings	4,372	6,696	9,350	10,161
Earnings attributable to noncontrolling interests	(106)	(59)	(222)	(142)
Net earnings attributable to UnitedHealth Group common shareholders	$4,266	$6,637	$9,128	$10,019
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$4.46	$6.91	$9.55	$10.43
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$4.70	$7.12	$10.02	$10.84
Diluted weighted-average common shares outstanding	956	960	956	961
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Cash and short-term investments	$22,561	$19,781
Accounts receivable, net	14,587	12,870
Other current assets	21,768	21,067
Total current assets	58,916	53,718
Long-term investments	44,061	41,242
Other long-term assets	107,315	102,329
Total assets	$210,292	$197,289
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$25,131	$21,872
Short-term borrowings and current maturities of long-term debt	3,868	4,819
Other current liabilities	47,558	45,729
Total current liabilities	76,557	72,420
Long-term debt, less current maturities	44,348	38,648
Other long-term liabilities	16,066	15,682
Redeemable noncontrolling interests	1,299	2,211
Equity	72,022	68,328
Total liabilities, redeemable noncontrolling interests and equity	$210,292	$197,289

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net earnings	$9,350	$10,161
Noncash items:
Depreciation and amortization	1,536	1,440
Deferred income taxes and other	113	238
Share-based compensation	426	388
Net changes in operating assets and liabilities	120	719
Cash flows from operating activities	11,545	12,946
Investing Activities
(Purchases of investments, net of sales and maturities) Sales and maturities, net of purchases	(2,789)	573
Purchases of property, equipment and capitalized software	(1,130)	(920)
Cash paid for acquisitions, net	(4,642)	(3,952)
Other, net	(648)	(186)
Cash flows used for investing activities	(9,209)	(4,485)
Financing Activities
Common share repurchases	(2,900)	(1,691)
Dividends paid	(2,548)	(2,212)
Net change in short-term borrowings and long-term debt	4,858	5,215
Other, net	1,159	1,712
Cash flows from financing activities	569	3,024
Effect of exchange rate changes on cash and cash equivalents	6	(143)
Increase in cash and cash equivalents	2,911	11,342
Cash and cash equivalents, beginning of period	16,921	10,985
Cash and cash equivalents, end of period	$19,832	$22,327

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
UnitedHealthcare	$55,474	$49,107	$110,588	$100,175
Optum	38,303	32,695	74,687	65,534
Eliminations	(22,456)	(19,664)	(43,758)	(39,150)
Total consolidated revenues	$71,321	$62,138	$141,517	$126,559
Earnings from Operations
UnitedHealthcare	$3,095	$7,007	$7,203	$9,895
Optum (a)	2,883	2,234	5,514	4,342
Total consolidated earnings from operations	$5,978	$9,241	$12,717	$14,237
Operating Margin
UnitedHealthcare	5.6%	14.3%	6.5%	9.9%
Optum	7.5%	6.8%	7.4%	6.6%
Consolidated operating margin	8.4%	14.9%	9.0%	11.2%

Revenues
UnitedHealthcare Employer & Individual	$14,942	$12,963	$29,574	$27,243
UnitedHealthcare Medicare & Retirement	25,304	22,855	50,778	46,007
UnitedHealthcare Community & State	13,110	11,523	26,083	22,976
UnitedHealthcare Global	2,118	1,766	4,153	3,949

OptumHealth	$13,300	$9,139	$25,703	$18,331
OptumInsight	2,957	2,632	5,809	5,126
OptumRx	22,524	21,371	44,128	42,928
Optum eliminations	(478)	(447)	(953)	(851)
(a)Earnings from operations for Optum for the three and six months ended June 30, 2021 included $1,128 and $2,090 for OptumHealth; $762 and $1,541 for OptumInsight; and $993 and $1,883 for OptumRx, respectively. Earnings from operations for Optum for the three and six months ended June 30, 2020 included $841 and $1,553 for OptumHealth; $561 and $1,097 for OptumInsight; and $832 and $1,692 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Commercial:
Risk-based	7,840	7,860	7,910	8,065
Fee-based	18,395	18,455	18,310	18,705
Total Commercial	26,235	26,315	26,220	26,770
Medicare Advantage	6,385	6,335	5,710	5,605
Medicaid	7,130	6,975	6,620	6,210
Medicare Supplement (Standardized)	4,390	4,390	4,460	4,450
Total Community and Senior	17,905	17,700	16,790	16,265
Total UnitedHealthcare - Domestic Medical	44,140	44,015	43,010	43,035
Global	5,485	5,460	5,425	5,365
Total UnitedHealthcare - Medical	49,625	49,475	48,435	48,400

Supplemental Data
Medicare Part D stand-alone	3,750	3,795	4,045	4,120

OPTUM PERFORMANCE METRICS

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
OptumHealth Consumers Served (in millions)	99	99	98	97
OptumInsight Contract Backlog (in billions)	$21.3	$20.8	$20.2	$19.4
OptumRx Quarterly Adjusted Scripts (in millions)	342	329	331	316

Note: UnitedHealth Group served 146 million unique individuals across all businesses at June 30, 2021.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended June 30,		Six Months Ended June 30,		Projected Year Ended December 31,
	2021	2020	2021	2020	2021
GAAP net earnings attributable to UnitedHealth Group common shareholders	$4,266	$6,637	$9,128	$10,019	$16,550 - $17,050
Intangible amortization	305	267	599	532	~1,190
Tax effect of intangible amortization	(75)	(65)	(146)	(130)	~(290)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$4,496	$6,839	$9,581	$10,421	$17,450 - $17,950

GAAP diluted earnings per share	$4.46	$6.91	$9.55	$10.43	$17.35 - $17.85
Intangible amortization per share	0.32	0.28	0.63	0.55	~1.25
Tax effect per share of intangible amortization	(0.08)	(0.07)	(0.16)	(0.14)	~(0.30)
Adjusted diluted earnings per share	$4.70	$7.12	$10.02	$10.84	$18.30 - $18.80

(a)Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.